                                                                     EXHIBIT 5.1

                 [LETTERHEAD OF MANATT, PHELPS & PHILLIPS, LLP]



November 15, 2000

Downey Financial Corp.
3501 Jamboree Road
Newport Beach, California  92660

          Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

          We have acted as special counsel to Downey Financial Corp., a Delaware corporation ("Downey") in connection with the preparation and filing under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission on or about November 15, 2000 (the "Registration Statement"). The Registration Statement relates to the issuance and sale from time to time of up to $300,000,000 in the aggregate of common stock, preferred stock, principal amount of senior notes and subordinated notes (collectively referred to as the "Notes") by Downey and shares of cumulative trust preferred securities (the "Capital Securities") of Downey Financial Capital Trust II and Downey Financial Capital Trust III, each a statutory business trust formed at the direction of Downey under the laws of the State of Delaware (individually, a "Trust" and, collectively, the "Trusts"), and the guaranty of Downey with respect to the Capital Securities (the "Guarantee Agreements") and junior subordinated debentures to be issued by Downey to each Trust in connection with the sale of the Capital Securities (the "Junior Subordinated Debentures"). One or more types of these securities may be offered, separately or together, and are to be sold from time to time as set forth in the prospectus and any amendments or supplements thereto (the "Offering"). Other capitalized terms used but not defined herein have the meanings ascribed to them in the Registration Statement. As special counsel to Downey, we have been requested to render this opinion.

          For the purpose of rendering the opinions set forth herein, we have been furnished with and examined only the following documents:

          1. The Certificate of Incorporation of Downey, as amended, certified by the Delaware Secretary of State as of November 15, 2000;

          2. The Bylaws of Downey, as amended, certified by the Secretary of Downey as of November 15, 2000;

          3. Records of the meetings of the Board of Directors of Downey pertaining to the Offering; and

          4.  The Registration Statement, including all exhibits thereto.

          With respect to all of the foregoing documents, we have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents submitted to us

MANATT, PHELPS & PHILLIPS, LLP
November 15, 2000

as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We also have obtained from the officers of Downey such advice as to such factual matters as we consider necessary for the purpose of this opinion, and insofar as this opinion is based on such matters of fact, we have relied on such advice.

          Based upon the foregoing and subject to our receipt of the following documents or fulfillment of the following conditions to our satisfaction, upon both of which our opinions are expressly conditioned:

          (a) The order to be issued by the Securities and Exchange Commission declaring the Registration Statement to be effective;

          (b) Such exemptive orders, permits, licenses or no action letters as may be required by the appropriate regulatory or governmental agencies in the states where the Offering is to be made;

          (c) All other conditions and legal requirements necessary to consummate the transactions contemplated by the Registration Statement; and

          (d) The due execution and delivery of each Guarantee Agreement, upon which our opinions are expressly conditioned, we are of the opinion that:

          1. Downey has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware.

          2. The common stock covered by the Registration Statement has been duly authorized for registration under the Act, and when (a) the Board of Directors, or its duly authorized committee, has authorized the issuance thereof and (b) such shares are issued, sold and delivered against payment therefor pursuant to and in accordance with the terms described in the Registration Statement, the prospectus, and any relevant prospectus supplement relating hereto, such common stock will be validly issued by Downey and fully paid and nonassessable.

          3. The preferred stock covered by the Registration Statement has been duly authorized for registration under the Act, and when (a) the Board of Directors, or its duly authorized committee, has authorized the issuance thereof and established the terms thereof by means of an amendment to the certificate of incorporation of Downey or by means of a resolution or resolutions adopted by the Board of Directors, or its duly authorized committee and (b) such shares have been issued, sold and delivered against payment therefor pursuant to and in accordance with the terms described in the Registration Statement, the prospectus and any relevant prospectus supplement relating thereto, such preferred stock will be validly issued by Downey and fully paid and nonassessable.

          4. The Notes covered by the Registration Statement have been duly authorized for registration under the Act, and when the terms of the Notes have been established and the Notes have been completed, executed, authenticated and delivered in accordance with

MANATT, PHELPS & PHILLIPS, LLP
November 15, 2000



the provisions of the relevant Indenture dated November 15, 2000 between Downey and the Wilmington Trust Company, as Trustee, the Board Resolution (as defined in the respective Indenture), the Registration Statement, the prospectus and any relevant prospectus supplement relating thereto, will constitute binding obligations of Downey except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer laws, laws relating to banking such as 12 U.S.C. Sec. 1818(b)(6)(D) or similar laws affecting the rights of creditors generally and, in any event, subject to general principles of equity, including, but not limited to, concepts of materiality, reasonableness, good faith and fair dealing and the unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

          5. Each of the Guarantee Agreements, when executed and delivered as contemplated by the Registration Statement, and the Junior Subordinated Debentures, when issued and paid for as contemplated by the Registration Statement, both of which Guarantee Agreements and Junior Subordinated Debentures have been duly authorized for registration under the Act, and when the terms of such securities have been established and such securities have been completed, executed, authenticated and delivered in accordance with the provisions of the Indenture dated July 23, 1999 between Downey and the Wilmington Trust Company, as Trustee, the Registration Statement, the prospectus and any relevant prospectus supplement relating thereto, will be validly issued obligations of Downey enforceable in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer laws, laws relating to banking such as 12 U.S.C. Sec. 1818(b)(6)(D) or similar laws affecting the rights of creditors generally and, in any event, subject to general principles of equity, including, but not limited to, concepts of materiality, reasonableness, good faith and fair dealing and the unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

          The foregoing opinion is also subject to the following comments and qualifications:

          (a) The enforceability of certain provisions of the various indentures and the Guarantee Agreements may be limited by laws rendering unenforceable the release of a party from, or the indemnification of a party against, liability for its own wrongful or negligent acts under certain circumstances, and indemnification contrary to Federal or state securities laws and the public policy underlying such laws.

          (b) The enforceability of provisions in the various indentures, the Junior Subordinated Debentures and the Guarantee Agreements, to the effect that the terms may not be waived or modified except in writing, may be limited under certain circumstances.

          (c) We advise you that, under certain circumstances, a guaranty executed by a corporate shareholder of a corporate borrower may not be enforced as an obligation separate from the obligation guaranteed if it is determined that the borrower is merely an alter ego or nominee of the guarantor and that the "true" borrower is the guarantor. If the guarantor is

MANATT, PHELPS & PHILLIPS, LLP
November 15, 2000


deemed to be liable as a primary obligor, it is likely that the guarantor will also be entitled to the rights and defenses otherwise available to a primary obligor.

          Our opinion expressed herein is limited to those matters expressly set forth herein, and no opinion may be implied or inferred beyond the matters expressly stated herein. We hereby disclaim any obligation to notify any person or entity after the date hereof if any change in fact or law should change our opinion with respect to any matter set forth in this letter.

          We call to your attention that we have only reviewed proposed forms of the securities that may be sold in the Offering. To the extent that the actual securities issued and sold under the Registration Statement differ from proposed forms of securities, the opinions expressed herein may not remain applicable.

          This opinion is limited to the current laws of the State of New York, the State of California, the General Corporation Law of Delaware (the "GCL"), to present judicial interpretations thereof and to facts as they presently exist. In rendering this opinion, we have no obligation to revise or supplement it should the current laws of the State of New York, the State of California or the GCL be changed by legislative action, judicial decision or otherwise.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus which is part of the Registration Statement.

                              Very truly yours,

                              /s/ Manatt, Phelps & Phillips, LLP

                              Manatt, Phelps & Phillips, LLP